UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RAND CAPITAL CORPORATION

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Filed by Rand Capital Corporation

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Commission File No. 814-00235

NEWS RELEASE

2200 Rand Building • Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Announces

$25 Million Strategic Investment by East Asset Management and

Establishment of External Management Structure

•

East Asset Management to make $25 million strategic investment into Rand Capital in exchange for approximately 8.3 million shares of Rand Capital common stock; $3.00 per share purchase price represents a 33% premium above yesterday’s closing price

•	Rand to externalize management: retaining current team and creating a lower expense-to-asset ratio structure

•	Board of Directors plans to declare special dividend of an estimated $1.50 per share in combination of cash and stock; intends to establish ongoing regular cash dividend policy post close

•	Transactions create greater scale, immediately strengthen net investment income, provide additional investment expertise and establish expanded sourcing platform for growth

BUFFALO, NY, January 25, 2019 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or “Rand Capital” or the “Company”), announced today that the Board of Directors has entered into a stock purchase agreement to sell approximately 8.3 million shares of Rand Capital’s common stock to East Asset Management, LLC (“EAM”) for $25 million in cash and assets. The purchase price of $3.00 per share represents a 33% premium over the January 24, 2019 closing price of $2.26 per share. The sale and issuance of common stock pursuant to the stock purchase agreement is subject to shareholder approval and receipt of required regulatory approval from the U.S. Small Business Administration (“SBA”).

Erland (“Erkie”) Kailbourne, Chairman of the Board of Rand Capital, noted, “We believe the strategic investment by East Asset Management into Rand is both a testament to the success of our organization and a transforming opportunity for future growth. The additional assets provide us greater scale with more income-producing instruments that are immediately accretive to net investment income, while the cash enhances our liquidity and enables further expansion of our investment portfolio. We also expect the externalization of management to reduce our expense-to-asset ratio, thereby improving our earnings power. Following the closing of the transactions, we intend to use cash and stock to pay a special dividend to shareholders and also intend to institute on-going cash dividends. The Board of Directors is unanimously recommending that shareholders approve the transactions.”

- MORE -

Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

Adam Gusky, Chief Investment Officer at East Asset Management, said “Our investment in Rand demonstrates our confidence in the potential of the Company, as well as our continued dedication to Buffalo and Western New York. With additional capital resources, an enhanced investment team, streamlined operations and a shareholder-friendly structure, we are excited about Rand’s potential to deliver consistent shareholder value over time.”

The Proposed Transactions

EAM plans to purchase approximately 8.3 million in Rand shares for $25 million consisting of approximately $13.5 million in cash and the contribution of approximately $11.5 million in portfolio assets. The contributed portfolio assets are income-producing instruments that were originated in the last 48 months and will immediately increase net investment income for Rand. EAM will hold approximately 57% of shares outstanding following the share purchase.

A new entity, Rand Capital Management, LLC (“RCM”), will be established as an external management company and will be retained by Rand Capital to be its investment advisor. RCM’s operations will remain in Buffalo, New York, with Allen F. “Pete” Grum as President and Chief Executive Officer, and Daniel P. Penberthy as Executive Vice President and Chief Financial Officer, for RCM. They will continue as well as members of RCM’s investment committee. The retention of RCM to externalize the management structure is also subject to shareholder approval.

The proposed transactions, which are subject to certain shareholder and regulatory approvals and consents, is expected to close during the third quarter of 2019. Following the close, Rand will continue to trade on the Nasdaq under its ticker “RAND” and will operate as an externally-managed business development corporation (“BDC”).

Post Transaction Restructuring to Regulated Investment Company (RIC), Planned Special Dividend to Shareholders and Intent to Pay Ongoing Regular Cash Dividends

In connection with closing and contingent upon meeting certain tax-related conditions, Rand intends to elect to become a regulated investment company (“RIC”) for U.S. federal tax purposes enabling the pass through of capital gains and investment income to shareholders without payment of corporate-level U.S. federal income tax by Rand.

To qualify as a RIC, Rand’s Board of Directors intends to declare a special dividend of an estimated $22 million, or $1.50 per share, representing its current estimate of accumulated earnings and profits since inception. The dividend amount is subject to final determination of the estimate after closing. The dividend is expected to be comprised of 20% cash and 80% stock. Each shareholder will have the opportunity to elect to receive the dividend in cash or additional shares of Rand stock. The exact distribution of cash and stock to any given shareholder will be subject to limitation on the aggregate amount of cash and stock available for distribution, as well as the individual and collective elections by shareholders. The entire distribution will be taxable to shareholders regardless of whether it is received in cash, stock, or any combination thereof.

In addition to the externalization of management, the intent of the restructuring and addition of yielding assets is to enable Rand to become a regular dividend-paying BDC. Rand’s Board of Directors intends to pay greater than 90% of its investment company taxable income in regular cash dividends to shareholders.

-MORE-

Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

Future Growth Strategy

Daniel P. Penberthy, Executive Vice President and CFO, of Rand Capital, commented, “Following the establishment of an external management company, we believe our expanded resources will broaden our potential pipeline of investment opportunities in order to build our portfolio and grow net investment income. Strategically, we expect to advance our efforts to increase our income producing investments that can support a regular cash dividend for shareholders and complement our equity investments that drive capital appreciation.”

Pete Grum, President and CEO, concluded, “This is a transformational event for Rand Capital and we believe East Asset Management is a perfect partner. The benefits of their investment and management talent provide the platform for future growth that will benefit Rand shareholders. We hope you are as excited to be a part of this evolution as we are.”

CONFERENCE CALL AND WEBCAST

Rand Capital will host a presentation only conference call and webcast at 11:00 a.m. Eastern Time today to review the transactions. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com under “Investor Relations”.

Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations”.

A telephonic replay will be available from approximately 2:00 p.m. Eastern Time on Friday, January 25, through Friday, February 1, 2019. To listen to the archived call, dial (412) 317-6671, and enter conference ID number 13686198. A transcript of the call will be placed on Rand’s website, once available.

About Rand Capital

Rand Capital (Nasdaq: RAND) is a Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand focuses its equity investments in early or expansion stage companies and generally lends to more mature companies. The Company seeks investment opportunities in businesses with strong leaders who are bringing to market new or unique products, technologies or services that have a high potential for growth. Additional information can be found at the Company’s website where it regularly posts information: http://www.randcapital.com/.

About East Asset Management

East Asset Management (EAM), formed in 2010, is dedicated to investing in private & public market securities and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, hospitality, sports and entertainment. EAM has developed a unique and proprietary network for sourcing investment opportunities, including opportunities in the private credit/current yield space, leveraging both its in-house and affiliated investment talent and capabilities. EAM is an entity owned by Terry and Kim Pegula, owners of Pegula Sports & Entertainment: the management company streamlining key business areas across all Pegula family-owned sports and entertainment properties including the Buffalo Bills, Buffalo Sabres, Buffalo Bandits, Rochester Americans, Harborcenter, Black River Entertainment, ADPRO Sports, PicSix Creative agency and numerous hospitality properties.

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Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the Small Business Administration; the intention of Rand Capital to elect to be become a regulated investment company for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend upon the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. federal tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that Rand Capital is unable to declare the special cash and stock dividend or pay regular dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this release.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital common stock in respect of the proposed transactions. In connection with these transactions, Rand Capital intends to file a proxy statement in preliminary and definitive form with the SEC that will contain important information about the proposed transactions and related matters, and deliver a copy of the proxy statement to its shareholders. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain a free copy of these materials when they are available and other documents filed by Rand Capital with the SEC at the SEC’s website at www.sec.gov or at Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

-MORE-

Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

No Offer or Solicitation

This is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in Rand Capital.

Participants in the Solicitation

Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital common stock in respect of the stock purchase and management externalization transactions. Information regarding Rand Capital’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 8, 2018, in connection with its 2018 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contacts:

Company:	Investors:

Allen F. (“Pete”) Grum	Deborah K. Pawlowski / Karen L. Howard
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone: 716.843.3908 / 716.843.3942
Email: pgrum@randcapital.com	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

###

Strategic Update for Rand Capital Shareholders Allen F. “Pete” Grum, President & CEO Daniel P. Penberthy, Executive Vice President & CFO January 25, 2019 Exhibit 99.2

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the U.S. Small Business Administration (SBA); the intention of Rand Capital Corporation (“Rand Capital”, “Rand” or the “Company”) to elect to be become a regulated investment company for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend upon the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the stock purchase may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6)  the risk that Rand Capital is unable to declare the special cash and stock dividend or pay quarterly dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q,  current reports on Form 8-K and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this presentation. No Offer or Solicitation: This presentation is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this presentation is not, and under no circumstances is it to be construed as, an offer to sell or solicitation of an offer to purchase any securities of Rand Capital. Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital common stock in respect of the proposed transactions. In connection with these transactions, Rand Capital intends to file a proxy statement in preliminary and definitive form with the SEC that will contain important information about the proposed transactions and related matters, and deliver a copy of the proxy statement to its shareholders. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain a free copy of these materials when they are available and other documents filed by Rand Capital with the SEC at the SEC's website at www.sec.gov or at Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908. Participants in the Solicitation Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Rand Capital common stock in respect of the proposed stock purchase and externalization transactions. Information regarding Rand Capital's directors and executive officers is available in its definitive proxy statement filed with the SEC on March 8, 2018, in connection with its 2018 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Summary of Key Transactions Terms East Asset Management, LLC (“EAM” or “East”) to strategically invest $25 million in Rand Consideration will include a combination of cash and yielding assets EAM receives approximately 8.3 million shares of Rand common stock Purchase price of $3.00 per share, represents a 33% premium to closing price on 1/24/19 Externalized management: establishment of Rand Capital Management, LLC (“RCM”) Expected to reduce expense-to-asset ratios for Rand Maintains continuity of leadership while expanding available investment resources Base management fee: 1.5% of gross assets Net investment income incentive fee: 20% above 7% hurdle rate (with full catch-up provision, subject to total return requirement) Net realized capital gains incentive fee: 20% of cumulative net capital gains Proposed Regulated Investment Company (“RIC”) election eliminates corporate-level U.S. federal income tax on annual earnings timely distributed to shareholders Requires certain initial conditions: includes distribution of accumulated earnings & profits Supports establishment of regular dividend Stock sale and externalization each require shareholder approval Transaction also requires shareholder approval to increase authorized shares Special meeting of shareholders to be held New assets contributed by EAM immediately accretive to net investment income Focus on income producing investments to support cash dividend for shareholders The proposed transaction is expected to close during the third quarter of 2019, subject to various regulatory approvals and consents Strategic Investment Externalize Management Fee Structure Shareholder Approval Intention to Qualify For and Elect “RIC” status Income Producing Assets Timeline

Rand Capital Corporation (Nasdaq: RAND) RAND shareholders (including EAM) Rand Capital Management, LLC (“RCM”) East Asset Management (“EAM”) Rand issues ~8.33mm shares at $3.00 per share* Externalized investment management agreement* 1.5% management fee 20% incentive fee on net investment income above 7% hurdle rate with full catch-up, subject to a total return requirement 20% incentive fee on cumulative net realized gains $25mm consideration from EAM**: ~$13.5mm in cash + ~$11.5mm of income producing assets Ongoing dividend Planned special dividend distribution of accumulated earnings and profits*** * Subject to shareholder approvals ** Composition of cash and assets are subject to change at closing *** Following close of transaction Shareholder-focused Transactions

Lower Expense Ratio Combination of externalization and strategic investment expected to reduce expense-to-asset ratio Externalization under new investment management agreement with 1.5% management fee on gross assets* Establishes 7% hurdle rate with full catch-up for net investment income incentive fee Special Dividend / Future Tax Benefits Proposed post closing: ~$22 million special dividend, 20% cash and 80% stock** Special dividend expected to be ~$1.50/share for record shareholders Enables Rand to qualify as a RIC for tax purposes, subject to ongoing distribution and diversification requirements Ongoing Dividends Consistent with RIC status, Rand intends to initiate regular cash dividend policy Targeting ongoing dividends of >90% of investment company taxable income Scale + Capital Markets Access $25 million investment increases scale, enhancing resources and liquidity Transactions should enable improved access to capital markets Investment Expertise Continuity of existing management team with additional investment expertise and broader deal sourcing with RCM Investment Committee Strategy for Growth Focus on income-producing assets with equity components for potential upside capital gain Upsize to larger average investments * Subject to shareholder approval ** Special dividend amount and composition of cash and stock are subject to final review of required distribution for RIC status post-closing and the aggregate amount of cash and stock available for distribution, as well as the individual and collective elections by shareholders; assumes EAM elects and is paid in 100% Rand stock Long-term Value Proposition for Shareholders

Strategic Investment EAM purchases approximately 8.3 million common shares of Rand for $25 million Investment will consist of approximately $13.5 million of cash and $11.5 million of contributed assets* Contributed assets are expected to generate over $1,000,000 in annualized investment income EAM may designate two nominees for election to Rand’s Board of Directors Portfolio: Six new portfolio companies from across Southeast USA Industries: Manufacturing, distribution, medical products, retail services, entertainment, self-storage Investment Size: $1 million to $3 million ($1.9 million average) Structure: Senior subordinated debt Yield: approx. 12% current yield, plus 2% to 4% paid-in-kind interest (PIK) Equity components: Such as warrants, provide further upside potential Maturity: Mature from 2020 through 2023 Cash planned to be used by Rand to make special dividend post closing, enabling conversion to RIC status New tax status supports a go-forward dividend policy Consistent with other publicly-traded BDCs which historically have had better valuation metrics Rand’s future investment strategy to drive growth in net investment income Strong current yields plus equity upside Increased investment size on average Contributed Portfolio Attributes $25 million Strategic Investment Strategic Impact * Composition of cash and assets are subject to change at closing

One Time Special Distribution + Ongoing Dividend What is a RIC and how does it benefit the shareholder? A special type of “pass-through entity” that avoids typical double taxation on income at corporate and individual level on income and capital gains distributed to shareholders To qualify as a RIC and elect RIC status for tax purposes: Rand must distribute all of its accumulated excess earnings and profits of approximately $22 million Post closing of the transaction, Rand intends to make a special dividend distribution to permit a RIC election* Distribution currently estimated to be approximately $22 million, or ~$1.50 per share Shareholders will have the option to elect their preferred form of dividend (cash and/or stock), subject to an overall limitation on amount of cash available for distribution* Total amount of cash available for the dividend distribution will be limited to 20% of the aggregate distribution: Individual cash dividends may be prorated based on the sum of the elections of all shareholders Following Rand achieving RIC status, the Board intends to distribute >90% of annual investment company taxable income through the initiation of regular cash dividends The intended special dividend following the transaction is a key requirement for Rand to elect RIC tax status * Special dividend amount and composition of cash and stock are subject to final review of required distribution for RIC status post-closing and the aggregate amount of cash and stock available for distribution, as well as the individual and collective elections by shareholders

1 Externalization expected to lower expense ratio and capitalizes on existing management and additional investment talent/knowledge Expected to improve investor returns and provide continuity of leadership with enhanced capabilities 2 Achieving and maintaining RIC tax status Eliminates double taxation of income timely distributed to shareholders; enables ongoing dividend distributions 3 Investment strategy will focus on current yielding assets with additional equity upside Supports improved consistency of investment income and ongoing cash dividend 4 Expands access to broader network of investment opportunities Enhances shareholder return potential and facilitates portfolio growth 5 Strategic Investment Increased liquidity, current portfolio yield and improved access to capital markets Positioned for Growth Focused on Shareholder Returns

Supplemental Information

History of Rand Capital Corporation 1969 1971 1996 1997 2001 2002 2009 2011 2016 2018 Rand Capital Corp. founded by George Rand and Don Ross Allen “Pete” Grum named President; Dan Penberthy named CFO and EVP Rand becomes a Business Development Company (BDC); Margaret Brechtel named VP of Finance Raised $3.7 million equity capital RAND IPO; Founding member of NASDAQ Rand Capital SBIC* formed; Raised $10 million from SBA** Raised $2.2 million equity capital Raised $8 million from SBA** First SBA** lever pulled for growth capital Secured $6 million SBIC funding commitment Reloaded capital – critical juncture to growth strategy * SBIC: Small Business Investment Company ** SBA: U.S. Small Business Administration

Experienced Management Team Allen F. “Pete” Grum – President and Chief Executive Officer Mr. Grum is a seasoned financial services executive with over 20 years of experience with financial services organizations. Mr. Grum oversees the Company’s investment activities and takes an active role in the investment process from deal sourcing to fund marketing. He earned his Master of Business Administration from Rochester Institute of Technology and his Bachelor of Arts in Economics from Eisenhower College. Daniel P. Penberthy – Chief Financial Officer and EVP Mr. Penberthy is responsible for sourcing deals and administration of Rand’s investments and oversees the Company’s financial operations. He earned his Bachelor of Science from St. Bonaventure University and his Master of Business Administration from the State University of New York at Buffalo. Margaret Brechtel – Vice President of Finance Ms. Brechtel is responsible for the Company's regulatory compliance and financial reporting. Ms. Brechtel has 20 years experience in the finance and accounting service industry. Prior to joining the Company, Ms. Brechtel was employed by Cellular One as the Operations and Finance Manager. Ms. Brechtel was also employed by KPMG LLP in the firm's audit practice. She earned her Bachelor of Science and her Master of Business Administration from the State University of New York at Buffalo and is a Certified Public Accountant in the State of New York. 2200 Rand Building ♦ Buffalo, New York ♦ 716.853.0802 www.randcapital.com

Successful Investment Performance* Rand Past Ten Years Capital Exits January 1, 2009 - December 31, 2018 Full-Cycle Investments Exited Average Holding Length (years) Total Cash Invested Gross Cash Generated (Income & Gain) Achieved Cash Multiple IRR 25 5.4 $23.8mm $75.4mm 3.2x >29% Tripled cash investment Note: Gross cash generated includes flow-through distributions from LLC-structured investments * Past performance is not indicative of future results. No assurance can be given that Rand Capital will achieve its investment objective or that an investor will receive a return on investment.

Portfolio Companies: By Revenue Stage* Start up Revenue: up to $1M Initial Revenue Revenue: $1M to $5M Expansion Revenue: $5M - $20M High Traction Revenue: >$20M * Reflects Rand Capital portfolio companies prior to transaction

Regulated Investment Company (RIC) What is a RIC and how does it benefit the shareholder? A special type of “pass-through entity” that avoids typical double taxation on income at corporate and individual level on income and capital gains distributed to shareholders More cash available for investors Must meet certain conditions: Income Test: 90% of gross income from interest, dividend, capital gains and certain other types of income. Tested annually Asset Diversification Tests: Minimum of 50% of assets in cash, cash equivalents or government securities or securities of other RIC issuers (such as portfolio investments) for which Rand holds no more than 5% of its assets in securities of the issuer and holds no more than 10% of the voting securities of such issuer. No more than 25% of assets may be invested in securities of any issuer or any two or more items that are controlled by Rand in the same or similar trades or businesses. Tested quarterly. Distribution Requirement: Minimum of 90% of investment company taxable income must be distributed annually to shareholders as dividends. Failure to meet RIC conditions could impact the federal income tax status of Rand Capital and impact the federal income tax treatment of its earnings

What is a Business Development Company? Public BDCs are exchange-traded closed-end funds that enable investors to participate in high yielding private market investing while maintaining daily liquidity BDCs are regulated under the Investment Company Act of 1940 and have the following characteristics: Diversification – 70% of a BDC’s investment portfolio must be in “eligible portfolio companies” Transparency – Required annual and quarterly SEC filings Fair Value – All investments are marked at fair value quarterly

For More Information, Contact: Deborah K. Pawlowski Investor Relations (716) 843-3908 dpawlowski@keiadvisors.com